UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2016

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Background

As previously disclosed, on April 13, 2016, Peabody Energy Corporation, a Delaware corporation (the “Company” or “Peabody Energy”), and a majority of the Company’s wholly owned domestic subsidiaries, as well as one international subsidiary in Gibraltar (collectively with the Company, the “Debtors”), filed voluntary petitions under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (collectively, the “Chapter 11 Cases”) are being jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529.

On December 22, 2016, the Debtors filed with the Bankruptcy Court a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”) and a related Disclosure Statement (the “Disclosure Statement”).

On December 23, 2016, the Company filed a motion (the “PSA Motion”) with the Bankruptcy Court seeking authority to enter into a plan support agreement (the “PSA”) with certain of its lenders and noteholders (collectively, the “PSA Signatories”) to effect an agreed upon restructuring of the Debtors’ obligations embodied in the Plan (the “Restructuring”). The Debtors have requested that the Bankruptcy Court hear the PSA Motion at the hearing currently scheduled for January 26, 2017 (the “PSA Hearing”).

Copies of the Plan and the Disclosure Statement are available free of charge at www.kccllc.net/Peabody

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement. Accordingly, nothing contained herein is intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it is confirmed by the Bankruptcy Court. There can be no assurance that the Bankruptcy Court will confirm the Plan or that the Plan will be implemented successfully.

All information contained in the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, actions of third parties or otherwise.

Amendment to Private Placement Agreement

In accordance with the Plan, the Company has agreed to conduct a private placement (the “Private Placement”) pursuant to the private placement agreement, dated as of December 22, 2016 (the “Private Placement Agreement”) among the Company and certain of the Company’s creditors (the “Private Placement Parties”). Pursuant to the Private Placement Agreement, the Private Placement Parties will have the right and obligation to purchase $750 million in the aggregate of newly created mandatory convertible preferred stock (“Preferred Equity”) of the reorganized company (“Reorganized PEC”) in a private placement exempt from registration pursuant to section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The Debtors will seek approval of the Private Placement and the Private Placement Agreement as part of the PSA Motion at the PSA Hearing.

On December 28, 2016, the Company and the Private Placement Parties entered into Amendment No. 1 to the Private Placement Agreement to extend the deadline for certain of the Company’s creditors to become a Phase Two Private Placement Party (as defined in the Private Placement Agreement) to 5:00 p.m. New York City time on December 30, 2016.

The foregoing descriptions of the Private Placement and the Private Placement Agreement, as amended, do not purport to be complete and are qualified in their entirety by reference to the Private Placement Agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 23, 2016, and Amendment No. 1 thereto, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Backstop Commitment Agreement

In accordance with the Plan, (i) the Company also has agreed to conduct a $750 million rights offering to eligible creditors for shares of common stock of Reorganized PEC (the “Rights Offering”) and (ii) the Rights Offering will be 100% backstopped by certain of the Company’s noteholders (the “Commitment Parties”), in each case on the terms and subject to the conditions described in the term sheet for the Plan (previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 23, 2016) and pursuant to the backstop commitment agreement, dated as of December 22, 2016 (the “Backstop Commitment Agreement”) among the Company and the Commitment Parties. The Debtors will seek approval of the Rights Offering and the Backstop Commitment Agreement as part of the PSA Motion at the PSA Hearing.

The rights to purchase shares of common stock of Reorganized PEC in the Rights Offering, any shares issued upon exercise thereof, and all shares issued to the Commitment Parties pursuant to the Backstop Commitment Agreement will be issued in reliance upon an exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code, Section 4(a)(2) of the Securities Act and/or Regulation D thereunder.

On December 28, 2016, the Company and the Commitment Parties entered into Amendment No. 1 to the Backstop Commitment Agreement to extend the deadline for certain of the Company’s creditors to become a Phase Two Commitment Party (as defined in the Backstop Commitment Agreement) to 5:00 p.m. New York City time on December 30, 2016.

The foregoing descriptions of the Rights Offering and the Backstop Commitment Agreement, as amended, do not purport to be complete and are qualified in their entirety by the Backstop Commitment Agreement, a copy of which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 23, 2016, and Amendment No. 1 thereto, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

As of December 29, 2016, additional holders of approximately 0.8 percent of the outstanding principal amount of the Company’s senior secured second lien notes and approximately 3.5 percent of the outstanding principal amount of the Company’s senior unsecured notes became parties to the PSA and joined the Backstop Commitment Agreement and the Private Placement Agreement as Phase Two parties.

When combined with the holdings of the creditors party to the PSA, the Backstop Commitment Agreement and the Private Placement Agreement through December 28, 2016, holders of approximately 38.1 percent of the Company’s outstanding first lien debt are parties to the PSA, and holders of approximately 65.4 percent of the outstanding principal amount of the Company’s senior secured second lien notes and 68.7 percent of the outstanding principal amount of the Company’s senior unsecured notes are parties to each of the PSA and the Backstop Commitment Agreement.

In addition, a copy of the press release the Company issued to provide an update regarding the Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of Peabody Energy’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

This Current Report and the related exhibits contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of Peabody Energy or its management at the time of this Current Report, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this Current Report. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include expressions such as “believe” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will” and similar terms and expressions. All forward-looking statements made by Peabody Energy are predictions and not guarantees of future performance and are subject to various risks, uncertainties and factors relating to Peabody Energy’s operations and business environment, and the progress of its Chapter 11 Cases, all of which are difficult to predict and many of which are beyond Peabody Energy’s control. These risks, uncertainties and factors could cause Peabody Energy’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in Peabody Energy’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, including its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, which are available on Peabody Energy’s website at www.peabodyenergy.com and on the SEC’s website at www.sec.gov, such as unfavorable economic, financial and business conditions, as well as risks and uncertainties relating to the Chapter 11 Cases, including, but not limited to:

•	Peabody Energy’s ability to obtain Bankruptcy Court approval with respect to the Plan, the Disclosure Statement, the PSA, the Backstop Commitment Agreement, motions or other requests made to the Bankruptcy Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession;

•	Peabody Energy’s ability to confirm and consummate the Plan;

•	the effects of the Chapter 11 Cases on Peabody Energy’s operations, including customer, supplier, banking, insurance and other relationships and agreements, and relationships with third parties, regulatory authorities and employees;

•	Bankruptcy Court rulings in the Chapter 11 Cases, as well as the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general;

•	the length of time that Peabody Energy will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings;

•	the risks associated with third-party motions in the Chapter 11 Cases, which may interfere with Peabody Energy’s ability to confirm and consummate the Plan and restructuring generally;

•	increased advisory costs to execute the Plan and increased administrative and legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process;

•	the impact of the New York Stock Exchange’s delisting of Peabody Energy’s common stock on the liquidity and market price of Peabody Energy’s common stock and on Peabody Energy’s ability to access the public capital markets;

•	the likelihood that Peabody Energy’s common stock will be cancelled and extinguished upon confirmation of the proposed Plan with no payments made to the holders of Peabody Energy’s common stock;

•	the volatility of the trading price of Peabody Energy’s common stock and the absence of correlation between any increases in the trading price and its expectation that the common stock will be cancelled and extinguished upon confirmation of the proposed Plan with no payments made to the holders of Peabody Energy’s common stock;

•	Peabody Energy’s ability to continue as a going concern in the long-term, including Peabody Energy’s ability to confirm the Plan that restructures Peabody Energy’s debt obligations to address Peabody Energy’s liquidity issues and allow emergence from the Chapter 11 Cases;

•	Peabody Energy’s ability to maintain adequate debtor-in-possession financing or use cash collateral;

•	the potential adverse effects of the Chapter 11 Cases on Peabody Energy’s liquidity, results of operations, or business prospects;

•	the cost, availability and access to capital and financial markets, including the ability to secure new financing upon and after emerging from the Chapter 11 Cases;

•	the risk that the Chapter 11 Cases will disrupt or impede Peabody Energy’s international operations, including the Australian operations;

and other risks and uncertainties. Forward-looking statements made by Peabody Energy in this Current Report, or elsewhere, speak only as of the date on which the statements were made. New risks and uncertainties arise from time to time, and it is not possible for Peabody Energy to predict all of these events or how they may affect it or its anticipated results. Peabody Energy does not undertake any obligation to publicly update any forward-looking statements except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that the events referenced by any forward-looking statements made in this Current Report and the related exhibits may not occur and should not place undue reliance on any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Private Placement Agreement dated as of December 28, 2016

10.2	Amendment No. 1 to Backstop Commitment Agreement dated as of December 28, 2016

99.1	Press Release of Peabody Energy Corporation dated December 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

December 30, 2016	By:	/s/ A. Verona Dorch
		Name: Title:	A. Verona Dorch Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Private Placement Agreement dated as of December 28, 2016

10.2	Amendment No. 1 to Backstop Commitment Agreement dated as of December 28, 2016

99.1	Press Release of Peabody Energy Corporation dated December 29, 2016